Exhibit 99.2

News release for immediate release
Contact information:
Heather J. Wietzel
Vice President, Investor Relations
217-788-5144
investorrelations@horacemann.com

HORACE MANN REPORTS SECOND-QUARTER 2020 NET INCOME OF $0.73 PER SHARE AND CORE EARNINGS* OF $0.67 PER SHARE

•	Net income below year-ago level as prior year revenue and net income included $107 million in after-tax realized gains on assets transferred as consideration in annuity reinsurance transaction

•	Core earnings well ahead of last year with contributions from all business segments

◦	Property & Casualty reported combined ratio of 95% as temporary reduction in auto loss frequency offset 22 points from catastrophe losses

◦	Supplemental segment margins remain strong

•	Financial position remains strong with book value ahead of year-end 2019 level

•	Raises full-year 2020 core earnings guidance to range of $2.80 to $3.00

◦	Guidance reflects strong first half results, with catastrophe loss assumption adjusted for unusually high second-quarter catastrophe losses

◦	Now includes estimated $8.3 million third-quarter pretax subrogation recovery from 2018 wildfires

SPRINGFIELD, Ill., August 6, 2020 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the quarter ended June 30, 2020:

Horace Mann Consolidated Financial Highlights
	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions, except per share amounts)	2020	2019	% Change	2020	2019	% Change
Total revenues	$314.9	$454.1	-30.7%	$622.2	$770.0	-19.2%
Net income	30.5	93.8	-67.5%	49.0	126.0	-61.1%
Net investment gains (losses) after tax	2.5	114.7	N.M.	(12.0)	120.5	N.M.
Goodwill impairment	—	(28.0)	N.M.	—	(28.0)	N.M.
Core earnings*	28.0	7.1	294.4%	61.0	33.5	82.1%
Per diluted share:
Net income	0.73	2.24	-67.4%	1.17	3.01	-61.1%
Net investment gains (losses) after tax	0.06	2.74	N.M.	(0.28)	2.88	N.M.
Goodwill impairment	—	(0.67)	N.M.	—	(0.67)	N.M.
Core earnings per diluted share*	0.67	0.17	294.1%	1.45	0.80	81.3%
Book value per share				39.69	36.41	9.0%
Book value per share excluding net unrealized investment gains on fixed maturity securities*				32.93	31.48	4.6%

N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

“The COVID-19 pandemic has changed how we live, work and learn,” said President and CEO Marita Zuraitis. “In this very different environment, Horace Mann is still guided by the same mission: To help educators achieve lifelong financial success. Given the immense challenges educators are facing during this time, we believe they deserve to have someone looking out for them now more than ever. I’m especially proud of the way our employees and agents have taken this commitment to heart during these challenging times.

“Despite these unusual times, Horace Mann continues to take care of our educator customers while remaining focused on the path to long-term growth in market share and achieving a double-digit return on equity,” Zuraitis continued. “We continue to see the benefits of our comprehensive transformational strategic plan. For example, this quarter, our new Supplemental segment added $9.5 million to core earnings. Our Retirement segment continues to benefit from our annuity reinsurance transaction, which significantly mitigated interest rate risk.

“And through the second quarter, we continued measures to support educators, including auto premium credits to reflect driving levels that remained lower than normal. Further, and despite the additional challenges presented by the pandemic, our employees and agents moved quickly and compassionately to take care of customers in the South and Midwest affected by multiple tornadoes and severe storms that resulted in $34.7 million in catastrophe losses.

“As the effects of COVID-19 continue to ripple through the markets, work environments, and schools, we are seeing a short-term impact on new sales and, therefore, the time frame to achieve some longer-term objectives may be extended. But we know that, especially in challenging times, educators appreciate the value of protection and preparation, and we are uniquely well-positioned to help them protect what they have today and prepare for a successful tomorrow.

“Our full-year 2020 core EPS guidance range is now $2.80 to $3.00, with core ROE expected to be about 9%. The revised guidance takes into account the favorable results for the first half of the year. In addition, we are increasing our full-year catastrophe loss assumption and will record subrogation benefits in the third quarter as a result of PG&E's successful emergence from bankruptcy.” Zuraitis concluded. “For 75 years, Horace Mann has been successful because we have stayed true to our mission of serving educators. Guided by this mission and supported by our strong financial position, we will continue to work toward our long-term objectives and focus on supporting our educator customers.”

As a result of the emergence of PG&E Corporation and Pacific Gas and Electric Company (together, PG&E) from bankruptcy on July 1, 2020, in the third quarter of 2020, Horace Mann expects to recognize favorable prior year reserve development of approximately $4.8 million, pretax and net of reinsurance, along with the return of reinsurance reinstatement premiums of approximately $3.5 million, for a total of $8.3 million, related to the 2018 Camp Fire in California. The Camp Fire generated gross losses of $150.0 million, and, net losses after reinsurance of $37.9 million pretax, in 2018.

Property and Casualty Segment Second-Quarter Combined Ratio at 95.4%
(All comparisons vs. same period in 2019, unless noted otherwise)

	Three Months Ended June 30,				Six Months Ended June 30,
($ in millions)	2020	2019	Change		2020	2019	Change

Property and Casualty written premiums*	$156.1	$174.3	-10.4%		$309.7	$336.0	-7.8%
Property and Casualty net income / core earnings*	11.3	5.1	121.6%		37.9	20.1	88.6%
Property and Casualty combined ratio	95.4%	103.8%	-8.4	pts	92.0%	99.7%	-7.7	pts
Property and Casualty underlying loss ratio*	47.6%	65.6%	-18.0	pts	53.0%	64.4%	-11.4	pts
Property and Casualty expense ratio	26.2%	26.5%	-0.3	pts	26.1%	26.9%	-0.8	pts
Property and Casualty catastrophe costs	22.2%	12.9%	9.3	pts	13.5%	9.6%	3.9	pts
Property and Casualty underlying combined ratio*	73.8%	92.1%	-18.3	pts	79.1%	91.3%	-12.2	pts
Auto combined ratio	80.3%	100.4%	-20.1	pts	86.3%	99.2%	-12.9	pts
Auto underlying loss ratio*	50.1%	72.8%	-22.7	pts	58.8%	71.9%	-13.1	pts
Property combined ratio	123.9%	111.4%	12.5	pts	103.3%	101.0%	2.3	pts
Property underlying loss ratio*	43.0%	49.8%	-6.8	pts	41.9%	48.2%	-6.3	pts

Property and Casualty written premiums declined in part because premiums were reduced by $9.8 million for COVID-19 related credits equal to 15% of two months of automobile premiums. In addition, written premiums reflected lower new business and a lower level of rate increases being implemented in 2020. Auto and property policy retention rates for the quarter were 81.6% and 87.5%, respectively, remaining in line with recent experience.
Segment core earnings rose substantially, primarily due to an 8.4 points improvement in the combined ratio driven by the unusually low underlying loss ratios. The auto loss ratio reflected lower frequency related to reduced driving activity due to COVID-19 as well as the ongoing benefit of profitability initiatives. The property loss ratio reflected lower non-catastrophe-related weather losses.
Offsetting the improved underlying loss ratio were $34.7 million of catastrophe losses from 20 events that added 22 points to the combined ratio. The largest losses were a multi-state, mid-April wind and thunderstorm event in multiple states across the Midwest, South and East Coast; and an early May wind and thunderstorm event that traveled from Kansas to South Carolina.
The catastrophe losses in this year’s second quarter were about 70% of the company’s original full-year guidance. Historically, Horace Mann’s second-quarter catastrophe losses have been approximately 50% of full-year catastrophe losses. As a result, the company’s guidance now assumes full-year 2020 catastrophe losses between $60 and $70 million, or as much as 10 points on the combined ratio.
Supplemental Segment Contributes $9.5 Million to Second-Quarter Earnings

On July 1, 2019, Horace Mann acquired NTA Life Enterprises, LLC (NTA), which became the company’s new Supplemental segment. As a part of Horace Mann, it continues to provide supplemental insurance products to the education market, building on nearly 50 years of experience in the sector. The segment specializes in developing, marketing and underwriting supplemental insurance products, including cancer, heart, limited supplemental disability and accident.

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2020	2019	Change	2020	2019	Change

Supplemental sales*	$0.7	N/A	N/A	$4.4	N/A	N/A
Earned premiums	33.3	N/A	N/A	66.3	N/A	N/A
Supplemental net income / core earnings*	9.5	N/A	N/A	20.0	N/A	N/A
Pretax profit margin (1)	31.9%	N/A	N/A	34.0%	N/A	N/A
N/A - The acquisition of NTA closed on July 1, 2019.
(1) Measured to total revenues.

Supplemental segment sales were $0.7 million for the quarter, reflecting significantly lower sales volume due to school closings in the spring because of COVID-19. Persistency remained steady at 89.3%.

The segment added $9.5 million to core earnings, with the pretax profit margin moving closer to management’s longer-term expectations. Second-quarter results reflected continued favorable trends in the acquired business and some short-term benefit from changes in policyholder behavior due to COVID-19. Segment expenses include the non-cash impact of amortization of intangible assets under purchase accounting that reduces quarterly core earnings by $3.2 million pretax.

Retirement Segment Sees 2.6% Increase in Annuity Contract Deposits
(All comparisons vs. same period in 2019, unless noted otherwise)

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2020	2019	Change	2020	2019	Change

Annuity contract deposits*	$111.8	$109.0	2.6%	$229.5	$216.3	6.1%
Annuity assets under management (1)				4,324.3	4,170.3	3.7%
Total assets under administration (2)				7,952.8	7,801.5	1.9%
Retirement net income (loss)	9.7	(25.0)	N.M.	8.8	(12.8)	N.M.
Retirement core earnings*	9.7	3.0	223.3%	8.8	15.2	-42.1%
Retirement core earnings excluding DAC unlocking*	6.0	7.4	-18.9%	8.3	18.0	-53.9%
N.M. - Not meaningful.
(1) Amount reported as of June 30, 2020 excludes $627.6 of assets under management held under modified coinsurance reinsurance.
(2) Includes Annuity AUM, Brokerage and Advisory AUA, and Recordkeeping AUA.

Annuity contract deposits rose 2.6% over prior year, reflecting the value educators continue to see in our Retirement savings products. Total cash value persistency remained strong at 94.9% for variable annuities and 94.2% for fixed annuities.

Reflecting the 2019 annuity reinsurance transaction, Horace Mann currently has $4.3 billion in annuity assets under management, including $2.1 billion of fixed annuities, $1.7 billion of variable annuities and $0.5 billion of fixed indexed annuities. Assets under administration, which includes advisory and recordkeeping assets added through the acquisition of BCG in 2019, were down 3.9% from year-end 2019, primarily due to market volatility.

The segment recorded net income of $9.7 million for the quarter, benefiting from expense savings as well as favorable DAC unlocking from the recovery of the equity markets in the period. In last year’s second quarter, the segment recorded a net loss, largely due to the impairment of $28.0 million of goodwill as a result of the annuity reinsurance transaction, as well as unfavorable DAC unlocking due to the accelerated amortization of the DAC asset associated with the reinsured block.

Core earnings excluding DAC unlocking for the quarter were down due to lower limited partnership earnings as a result of the equity and credit market volatility in the first quarter.

Life Segment Has Steady Sales of Recurring Premium Products
(All comparisons vs. same period in 2019, unless noted otherwise)

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2020	2019	Change	2020	2019	Change

Life sales*	$3.6	$5.0	-28.0%	$6.9	$9.3	-25.8%
Life mortality costs	9.2	7.5	22.7%	19.3	18.0	7.2%
Life net income / core earnings*	1.9	5.2	-63.5%	2.5	8.5	-70.6%

Sales of recurring premium Life products were relatively consistent with last year’s second quarter, although lower single premium product sales drove overall lower sales. Life core earnings* largely reflected lower net investment income and mortality costs in line with expectations; the company had favorable mortality experience in the second quarter of 2019. Life persistency of 95.8% was consistent with the prior year period.

Investment Portfolio Well-Positioned for Market Disruption and Economic Downturn

Total net investment income includes net investment income on the investment portfolio managed by Horace Mann as well as accreted investment income on the deposit asset on reinsurance related to the company’s 2019 reinsurance of a block of approximately $2.9 billion of policy liabilities related to legacy individual annuities written in 2002 or earlier that was effective April 1, 2019.
(All comparisons vs. same period in 2019, unless noted otherwise)

	Three Months Ended June 30,				Six Months Ended June 30,
($ in millions)	2020	2019	Change		2020	2019	Change

Pretax net investment income - investment portfolio	$56.5	$70.3	-19.6%		$115.1	$163.1	-29.4%
Pretax investment income - deposit asset on reinsurance	23.9	23.2	3.0%		47.6	23.2	105.2%
Total pretax net investment income	80.4	93.5	-14.0%		162.7	186.3	-12.7%
Pretax net investment gains (losses)	3.2	146.3	N.M.		(15.3)	153.7	N.M.
Pretax net unrealized investment gains (losses) on fixed maturity securities					417.6	292.5	42.8%
Investment yield, excluding limited partnership interests, pretax - annualized	4.39%	4.74%	-0.35	pts	4.45%	4.79%	-0.34	pts
N.M. - Not meaningful.

Total net investment income declined 14.0% year-over-year. Net investment income on the managed portfolio declined 19.6% because of mark-to-market valuation adjustments on limited partnership and commercial mortgage loan fund investments that report on a one-quarter lag.

Second-quarter pretax net investment gains were $3.2 million, including $0.5 million in other-than-temporary impairment charges. The company’s fixed maturity securities portfolio is in a net unrealized investment gain position of $417.6 million at June 30, 2020.

Book Value Excluding Unrealized Investment Gains Up 5% Year Over Year

At June 30, 2020, shareholders’ equity was $1.64 billion, or $39.69 per share. Excluding net unrealized investment gains on fixed maturity securities, shareholders’ equity was $1.36 billion, or $32.93 per share.* The year-over-year improvement in book value excluding unrealized investment gains on fixed maturity securities primarily reflected the realized gain on assets transferred in the 2019 annuity reinsurance transaction, as well as strong earnings.

At June 30, 2020, total debt was $437.2 million, with $135.0 million outstanding on the company’s line of credit. The debt-to-capital ratio* was 24.3%.

Quarterly Webcast

Horace Mann’s senior management will discuss the company’s second quarter financial results with investors on August 7, 2020 at 9:00 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.

About Horace Mann

Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on providing America’s educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.

Safe Harbor Statement and Non-GAAP Measures

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 and the company’s past and future filings and reports filed with the Securities and Exchange Commission (SEC) for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States of America (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.
# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)
($ in Millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
EARNINGS SUMMARY
Net income	$30.5	$93.8	-67.5%	$49.0	$126.0	-61.1%
Net investment gains (losses), after tax	2.5	114.7	N.M.	(12.0)	120.5	N.M.
Other expense - goodwill impairment	—	(28.0)	N.M.	—	(28.0)	N.M.
Core earnings*	28.0	7.1	294.4%	61.0	33.5	82.1%

Per diluted share:
Net income	$0.73	$2.24	-67.4%	$1.17	$3.01	-61.1%
Net investment gains (losses), after tax	$0.06	$2.74	N.M.	$(0.28)	$2.88	N.M.
Other expense - goodwill impairment	$—	$(0.67)	N.M.	$—	$(0.67)	N.M.
Core earnings*	$0.67	$0.17	294.1%	$1.45	$0.80	81.3%
Weighted average number of shares and equivalent shares (in millions) - Diluted	42.0	41.9	0.2%	42.0	41.9	0.2%

RETURN ON EQUITY
Net income return on equity - LTM (1)	6.9%	8.6%		6.9%	8.6%
Net income return on equity - annualized	7.8%	25.7%		6.1%	18.1%
Core return on equity - LTM* (2)	9.0%	2.9%		9.0%	2.9%
Core return on equity - annualized*	8.3%	2.3%		9.0%	5.4%

FINANCIAL POSITION
Per share: (3)
Book value				$39.69	$36.41	9.0%
Effect of net unrealized investment gains on fixed maturity securities (4)				$6.76	$4.93	37.1%
Dividends paid	$0.30	$0.2875	4.3%	$0.60	$0.575	4.3%
Ending number of shares outstanding (in millions) (3)				41.3	41.2	0.2%
Total assets				$12,571.7	$11,779.4	6.7%
Short-term debt				135.0	—	N.M.
Long-term debt				302.2	297.9	1.4%
Total shareholders’ equity				1,639.8	1,499.7	9.3%

ADDITIONAL INFORMATION
Net investment gains (losses)
Before tax	$3.2	$146.3	N.M.	$(15.3)	$153.7	N.M.
After tax	2.5	114.7	N.M.	(12.0)	120.5	N.M.
Per share, diluted	$0.06	$2.74	N.M.	$(0.28)	$2.88	N.M.

N.M.-	Not meaningful.

(1)	Based on last twelve months net income and average quarter-end shareholders’ equity.

(2)
Based on last twelve months core earnings and average quarter-end shareholders’ equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

(3)	Ending shares outstanding were 41,315,424 at June 30, 2020 and 41,185,721 at June 30, 2019.

(4)	Net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Consolidated Data (Unaudited)
($ in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
STATEMENTS OF OPERATIONS
Insurance premiums and contract charges earned	$225.4	$208.1	8.3%	$461.7	$417.9	10.5%
Net investment income	80.4	93.5	-14.0%	162.7	186.3	-12.7%
Net investment gains (losses)	3.2	146.3	N.M.	(15.3)	153.7	N.M.
Other income	5.9	6.2	-4.8%	13.1	12.1	8.3%
Total revenues	314.9	454.1	-30.7%	622.2	770.0	-19.2%

Benefits, claims and settlement expenses	143.0	152.7	-6.4%	281.7	292.1	-3.6%
Interest credited	50.7	53.6	-5.4%	102.2	106.5	-4.0%
Operating expenses	55.7	57.3	-2.8%	116.4	113.5	2.6%
DAC unlocking and amortization expense	20.4	31.6	-35.4%	50.4	56.6	-11.0%
Intangible asset amortization expense	3.7	0.6	N.M.	7.4	1.1	N.M.
Interest expense	4.0	3.3	21.2%	8.2	6.6	24.2%
Other expense - goodwill impairment	—	28.0	N.M.	—	28.0	N.M.
Total benefits, losses and expenses	277.5	327.1	-15.2%	566.3	604.4	-6.3%

Income before income taxes	37.4	127.0	-70.6%	55.9	165.6	-66.2%
Income tax expense	6.9	33.2	-79.2%	6.9	39.6	-82.6%
Net income	$30.5	$93.8	-67.5%	$49.0	$126.0	-61.1%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS*
Property and Casualty	$156.1	$174.3	-10.4%	$309.7	$336.0	-7.8%
Supplemental	33.7	—	—	66.3	—	—
Annuity contract deposits	111.8	109.0	2.6%	229.5	216.3	6.1%
Life	27.6	28.4	-2.8%	52.4	54.8	-4.4%
Total	$329.2	$311.7	5.6%	$657.9	$607.1	8.4%

SEGMENT NET INCOME (LOSS)
Property and Casualty	$11.3	$5.1	121.6%	$37.9	$20.1	88.6%
Supplemental	9.5	—	—	20.0	—	—
Retirement	9.7	(25.0)	138.8%	8.8	(12.8)	168.8%
Life	1.9	5.2	-63.5%	2.5	8.5	-70.6%
Corporate and Other (1)	(1.9)	108.5	-101.8%	(20.2)	110.2	-118.3%
Net income	$30.5	$93.8	-67.5%	$49.0	$126.0	-61.1%

N.M.-	Not meaningful.

(1)
Corporate and Other includes interest expense on debt and the impact of net investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 12.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Change		2020	2019	Change
PROPERTY and CASUALTY
Written premiums*	$156.1	$174.3	-10.4%		$309.7	$336.0	-7.8%
Premiums earned	156.2	171.3	-8.8%		322.7	342.1	-5.7%
Net investment income	6.3	12.7	-50.4%		16.6	22.9	-27.5%
Other income	0.8	0.8	—%		1.6	1.2	33.3%
Losses and loss adjustment expenses (LAE)	108.2	132.4	-18.3%		212.6	249.2	-14.7%
Operating expenses (includes amortization expense)	40.9	45.4	-9.9%		84.1	91.9	-8.5%
Interest expense	0.1	0.4	-75.0%		0.3	0.7	-57.1%
Income before income taxes	14.1	6.6	113.6%		43.9	24.4	79.9%
Net income / core earnings*	11.3	5.1	121.6%		37.9	20.1	88.6%
Net investment income, after tax	5.5	10.7	-48.6%		14.2	19.4	-26.8%

Catastrophe costs (1)
After tax	27.4	17.5	56.6%		34.4	26.0	32.3%
Before tax	34.7	22.1	57.0%		43.5	32.9	32.2%
Prior years’ reserves favorable development, before tax
Automobile	—	1.0	-100.0%		1.0	2.0	-50.0%
Property and other	1.0	1.0	—%		1.0	2.0	-50.0%
Total	1.0	2.0	-50.0%		2.0	4.0	-50.0%

Operating statistics:
Loss and loss adjustment expense ratio	69.2%	77.3%	-8.1	pts	65.9%	72.8%	-6.9	pts
Expense ratio	26.2%	26.5%	-0.3	pts	26.1%	26.9%	-0.8	pts
Combined ratio	95.4%	103.8%	-8.4	pts	92.0%	99.7%	-7.7	pts
Effect on the combined ratio of:
Catastrophe costs (1)	22.2%	12.9%	9.3	pts	13.5%	9.6%	3.9	pts
Prior years’ (favorable) reserve development	-0.6%	-1.2%	0.6	pts	-0.6%	-1.2%	0.6	pts
Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (underlying combined ratio)*	73.8%	92.1%	-18.3	pts	79.1%	91.3%	-12.2	pts

Risks in force (in thousands)					609	646	-5.7%
Automobile (2)					418	448	-6.7%
Property					191	198	-3.5%

Policy renewal rate - 12 months
Automobile					81.6%	81.3%	0.3	pts
Property					87.5%	87.7%	-0.2	pts

N.M.-	Not meaningful.

(1)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums.

(2)	Includes assumed risks in force of 4.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
SUPPLEMENTAL
Premiums and contract charges earned	$33.3	N/A	N/A	$66.3	N/A	N/A
Net investment income	4.0	N/A	N/A	7.5	N/A	N/A
Other income	0.6	N/A	N/A	1.3	N/A	N/A
Benefits	8.7	N/A	N/A	19.4	N/A	N/A
Change in reserves	3.8	N/A	N/A	3.6	N/A	N/A
Operating expenses (includes DAC unlocking and amortization expense)	10.1	N/A	N/A	20.2	N/A	N/A
Intangible asset amortization expense	3.2	N/A	N/A	6.4	N/A	N/A
Income before income taxes	12.1	N/A	N/A	25.5	N/A	N/A
Net income / core earnings*	9.5	N/A	N/A	20.0	N/A	N/A

Benefits ratio (1)	37.5%	N/A	N/A	34.7%	N/A	N/A
Operating expense ratio (2)	26.6%	N/A	N/A	26.9%	N/A	N/A
Pretax profit margin (3)	31.9%	N/A	N/A	34.0%	N/A	N/A

Premium persistency (rolling 12 months)	89.3%	N/A	N/A	89.3%	N/A	N/A

N/A - The acquisition of NTA closed on July 1, 2019.

(1)	Ratio of benefits plus change in reserves to earned premium.

(2)	Ratio of operating expenses to total revenues.

(3)	Ratio of income before taxes to total revenues.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
RETIREMENT
Contract deposits*	$111.8	$109.0	2.6%	$229.5	$216.3	6.1%
Variable	52.3	54.1	-3.3%	110.1	102.9	7.0%
Fixed	59.5	54.9	8.4%	119.4	113.4	5.3%
Contract charges earned	6.7	6.9	-2.9%	14.1	15.5	-9.0%
Net investment income	31.2	39.5	-21.0%	61.0	104.2	-41.5%
Interest credited	14.5	18.0	-19.4%	30.2	59.7	-49.4%
Net interest margin	16.7	21.5	-22.3%	30.8	44.5	-30.8%
Investment income - deposit asset on reinsurance	23.9	23.2	3.0%	47.6	23.2	105.2%
Interest credited - Reinsured block	24.9	24.3	2.5%	49.5	24.3	103.7%
Net interest margin - Reinsured block	(1.0)	(1.1)	9.1%	(1.9)	(1.1)	-72.7%
Other income	4.1	5.0	-18.0%	9.4	10.1	-6.9%
Mortality loss and other reserve changes	(1.2)	(1.2)	—%	(2.8)	(1.8)	-55.6%
Operating expenses (includes DAC unlocking and amortization expense)	13.6	27.3	-50.2%	38.5	48.3	-20.3%
Intangible asset amortization expense	0.5	0.6	-16.7%	1.0	1.1	-9.1%
Other expense - goodwill impairment	—	28.0	N.M.	—	28.0	N.M.
Income (loss) before income taxes	11.2	(24.8)	N.M.	10.1	(10.2)	N.M.
Net income (loss)	9.7	(25.0)	N.M.	8.8	(12.8)	N.M.
Core earnings	9.7	3.0	223.3%	8.8	15.2	-42.1%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$4.6	$(5.6)	N.M.	$0.6	$(3.6)	N.M.
Guaranteed minimum death benefit reserve	0.2	—	N.M.	(0.1)	0.1	N.M.
Retirement contracts in force (in thousands)				230	227	1.3%
Annuity accumulated account value on deposit / Assets under management				4,324.3	$4,170.3	3.7%
Variable (1)				1,689.3	1,619.3	4.3%
Fixed				2,635.0	2,551.0	3.3%
Annuity accumulated value retention - 12 months
Variable accumulations				94.9%	94.3%	0.6	pts
Fixed accumulations				94.2%	93.9%	0.3	pts

LIFE
Premiums and contract deposits*	$27.6	$28.4	-2.8%	$52.4	$54.8	-4.4%
Premiums and contract charges earned	29.2	29.9	-2.3%	58.6	60.3	-2.8%
Net investment income	15.6	18.3	-14.8%	31.2	36.4	-14.3%
Other income	—	0.1	N.M.	—	0.2	N.M.
Death benefits/mortality cost/change in reserves	21.1	19.1	10.5%	43.3	41.1	5.4%
Interest credited	11.3	11.3	—%	22.5	22.5	—%
Operating expenses (includes DAC unlocking and amortization expense)	10.1	11.2	-9.8%	21.0	22.6	-7.1%
Income before income taxes	2.3	6.7	-65.7%	3.0	10.7	-72.0%
Net income / core earnings*	1.9	5.2	-63.5%	2.5	8.5	-70.6%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.2	$0.1	N.M.	$0.3	$0.1	N.M.
Life policies in force (in thousands)				201	199	1.0%
Life insurance in force				$19,565	$18,598	5.2%
Lapse ratio - 12 months (Ordinary life insurance)				4.2%	4.5%	-0.3	pts

N.M.-	Not meaningful.

(1)	Amount reported as of June 30, 2020 excludes $627.6 of assets under management held under modified coinsurance reinsurance.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	% Change
CORPORATE AND OTHER (1)
Components of income (loss) before tax:
Net investment gains (losses)	$3.2	$146.3	N.M.	$(15.3)	$153.7	N.M.
Interest expense	(3.9)	(2.9)	-34.5%	(7.9)	(5.9)	-33.9%
Other operating expenses, net investment income and other income	(1.6)	(4.9)	67.3%	(3.4)	(7.1)	52.1%
Income (loss) before income taxes	(2.3)	138.5	101.7%	(26.6)	140.7	118.9%
Net income (loss)	(1.9)	108.5	101.8%	(20.2)	110.2	118.3%

INVESTMENTS
Retirement and Life
Fixed maturity securities, at fair value (amortized cost 2020, $4,251.5; 2019, $4,388.8)				$4,579.9	$4,637.0	-1.2%
Equity securities, at fair value				79.2	71.2	11.2%
Short-term investments				157.6	196.8	-19.9%
Policy loans				151.4	153.5	-1.4%
Limited partnerships				257.9	273.0	-5.5%
Other investments				37.1	31.3	18.5%
Total Retirement and Life investments				5,263.1	5,362.8	-1.9%
Property and Casualty
Fixed maturity securities, at fair value (amortized cost 2020, $808.0; 2019, $853.0)				867.5	897.3	-3.3%
Equity securities, at fair value				7.5	28.9	-74.0%
Short-term investments				14.4	32.7	-56.0%
Limited partnerships				115.0	78.5	46.5%
Other investments				1.1	1.0	10.0%
Total Property and Casualty investments				1,005.5	1,038.4	-3.2%
Supplemental
Fixed maturity securities, at fair value (amortized cost 2020, $544.9; 2019, N/A)				574.6	N/A	N/A
Equity securities, at fair value				3.6	N/A	N/A
Short-term investments				11.7	N/A	N/A
Policy loans				0.8	N/A	N/A
Limited partnerships				19.3	N/A	N/A
Other investments				1.8	N/A	N/A
Total Supplemental investments				611.8	N/A	N/A
Corporate investments				0.4	18.4	-97.8%
Total investments				$6,880.8	$6,419.6	7.2%

Net investment income - investment portfolio
Before tax	$56.5	$70.3	-19.6%	$115.1	$163.1	-29.4%
After tax	45.2	56.2	-19.6%	92.0	130.2	-29.3%
Investment income - deposit asset on reinsurance
Before tax	$23.9	23.2	N.M.	$47.6	23.2	N.M.
After tax	18.9	18.3	N.M.	37.6	18.3	N.M.

N.M.-	Not meaningful.

(1)
The Corporate and Other segment includes interest expense on debt and the impact of investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.